UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 26, 2016

Abaxis, Inc.

(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 26, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Abaxis, Inc. (the “Company”), the Company’s shareholders approved the Abaxis, Inc. 2014 Equity Incentive Plan, as amended (the “Amended 2014 Plan”), which Amended 2014 Plan became effective on that date. The Amended 2014 Plan (i) increased the number of shares authorized for issuance under the 2014 Equity Incentive Plan by 900,000 shares, and (ii) for purposes of the requirements of Section 162(m) of the Internal Revenue Code, as amended, updated the means of adjustment when calculating the attainment of performance goals for performance awards under the 2014 Equity Incentive Plan.

A more detailed summary of the material features of the Amended 2014 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on September 15, 2016. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2014 Plan, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting was held on October 26, 2016. There were 22,532,839 shares of common stock entitled to be voted, and 21,521,805 shares were present in person or by proxy at the Annual Meeting. Four items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.     Election of Directors. Shareholders elected Clinton H. Severson, Vernon E. Altman, Richard J. Bastiani, Ph.D., Michael D. Casey, Henk J. Evenhuis and Prithipal Singh, Ph.D., the Company’s nominees for director, to serve as directors until the 2017 Annual Meeting and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal, as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Clinton H. Severson	18,734,230	993,313	1,794,262
Vernon E. Altman	19,477,113	250,430	1,794,262
Richard J. Bastiani, Ph.D.	19,233,762	493,781	1,794,262
Michael D. Casey	19,506,873	220,669	1,794,262
Henk J. Evenhuis	19,532,029	195,514	1,794,262
Prithipal Singh, Ph.D.	18,877,229	850,314	1,794,262

2.     Approval of Amended 2014 Plan. Shareholders approved the Company’s Amended 2014 Plan, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
14,381,884	5,330,274	15,385	1,794,262

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3.     Advisory Vote on Executive Compensation. Shareholders adopted the resolution “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED”, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
17,163,407	2,545,843	18,293	1,794,262

4.     Ratification of Auditor Appointment. Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
21,432,957	79,956	8,892	0

ITEM 7.01.	REGULATION FD DICLOSURE.

The information in this Item 7.01, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On October 28, 2016, Abaxis, Inc. announced a quarterly cash dividend of $0.14 per common share, to be paid on December 15, 2016 to all shareholders of record as of the close of business on December 1, 2016. A copy of Abaxis’ press release announcing the dividend is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS.

On October 26, 2016, the Board of Directors of Abaxis, Inc. declared a quarterly cash dividend of $0.14 per common share, to be paid on December 15, 2016 to all shareholders of record as of the close of business on December 1, 2016.

(d) Exhibits.

Exhibit No.	Description
10.1	2014 Equity Incentive Plan, as amended

99.1	Press release dated October 28, 2016

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016

ABAXIS, INC.

	By:	/s/ Ross Taylor
Ross Taylor
Vice President of Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	2014 Equity Incentive Plan, as amended

99.1	Press release dated October 28, 2016

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